Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CBS Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
October 13, 2009